Exhibit 99.1

Amit D. Munshi Joins Pulmatrix’s Board of Directors

Mr. Munshi brings over 25 years of executive leadership experience in biotechnology and pharmaceuticals to help Pulmatrix move through the next stage of company development.

LEXINGTON, MA – Pulmatrix, Inc. (NASDAQ: PULM), a pharmaceutical company developing innovative inhaled drugs for major lung diseases, has announced the appointment of Amit D. Munshi to the Pulmatrix Board of Directors. Mr. Munshi is currently President and CEO of Arena Pharmaceuticals, a biopharmaceutical company developing small molecule therapeutics across a number of important conditions.

Mr. Munshi has extensive experience in biotechnology and pharmaceuticals with an over 25 year record of accomplishments. Prior to Arena Pharmaceuticals, Mr. Munshi was previously the CEO of Epirus Biopharmaceuticals and held the same role at Percivia LLC (sold to Johnson & Johnson). From 2005 to 2010, Mr. Munshi was the Chief Business Officer and a co-founder of Kythera Biopharmaceuticals, which was later acquired by Allergan for $2.1 billion. Earlier in his career, Mr. Munshi held roles of increasing responsibility at Amgen globally in multiple product management, general management and corporate development positions.

“I am excited to be joining the Board and helping in the Company’s next stage of growth,” said Mr. Munshi. “As a lifelong sufferer of pulmonary disease, I am deeply passionate about the Company’s mission and innovative approach to treating the lungs with the iSPERSE technology.”

“Mr. Munshi brings a breadth of experience in our industry to the table including commercialization of products and business development,” said Pulmatrix CEO Robert W. Clarke, Ph.D. “His previous successes at biotechnology and pharmaceutical companies will broaden the scope of our Board as we move into our next stage of company growth and development of our pipeline programs.”

Mr. Munshi holds multiple undergraduate degrees from the University of California, Riverside, and an MBA from The Peter F. Drucker Graduate School at the Claremont Graduate University. Mr Munshi currently serves on the Board of Cytrellis Biosystems, Inc., a privately held company.

ABOUT PULMATRIX

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s product pipeline is focused on advancing treatments for lung diseases, including opportunities in major pulmonary diseases through collaborations, like PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) and PUR1900, a proprietary inhaled itraconazole formulation that could benefit severe asthmatics and patients with rare disease like cystic fibrosis. Pulmatrix also has in-licensed a series of novel anti-inflammatory molecules that are in development for COPD (PUR1800) and IPF (PUR5700). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering, the closing of the transaction described in this press release, which is subject to customary conditions, and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering of common stock, the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Robert Clarke, CEO

(781) 357-2333

rclarke@pulmatrix.com

William Duke, CFO

(781) 357-2333

wduke@pulmatrix.com